                                                                   EXHIBIT 10.25



     [EXECUTION COPY DATED DECEMBER 30, 1998 PREPARED BY FREDERIC DORWART]







                            C O N F I D E N T I A L






                              ACQUISITION DOCUMENT
        (POOLING OF INTERESTS AND TRIPARTITE FORWARD MERGER TRANSACTION)




                                      ****

                                MERGER AGREEMENT

                                     AMONG

                           BOK FINANCIAL CORPORATION,


                     BOKF MERGER CORPORATION NUMBER SEVEN,


                      FIRST BANCSHARES OF MUSKOGEE, INC.,

               FIRST NATIONAL BANK AND TRUST COMPANY OF MUSKOGEE,

                                      AND

                              CERTAIN SHAREHOLDERS
                                       OF
                      FIRST BANCSHARES OF MUSKOGEE, INC.,



                                    * * * *








                      AGREEMENT DATE OF DECEMBER 30, 1998

                                     INDEX
                                       TO
                                MERGER AGREEMENT

                 SECTION                                                                                      PAGE
                 -------                                                                                      ----
1.    Purpose of this Merger Agreement.........................................................................1
2.    The Merger...............................................................................................2
3.    Effect of the Merger.....................................................................................3
4.    Representations and Warranties of Principal Shareholders ................................................4
5.    Representations and Warranties of BOKF..................................................................13
6.    Covenants...............................................................................................17
7.    Conditions Precedent to Closing by BOKF and Mergercorp..................................................28
8.    Conditions Precedent to Closing by First Muskogee.......................................................30
9.    Closing.................................................................................................31
10.   Provisions Respecting BOKF Shares.......................................................................34
11.   First Muskogee Termination Damages......................................................................35
12.   BOKF Termination Damages................................................................................37
13.   The BOKF Common Stock Escrow............................................................................37
14.   Miscellaneous Provisions................................................................................53

                 EXHIBIT CAPTION                                                        EXHIBIT NUMBER
                 ---------------                                                        --------------
      Principal Shareholders                                                                  1.3
      Stock Options                                                                           2.9
      Subsidiaries                                                                            4.3
      Material Liabilities                                                                  4.6.3
      Conduct of Business Prior to Closing Exceptions                                         4.7
      Contracts and Commitments                                                               4.9
      Litigation                                                                             4.10
      Employee Contracts and Benefit Plans                                                   4.15
      Employment Agreement                                                                 6.12.1
      Obligations                                                                            6.13
      Compensation Exceptions                                                               6.3.7
      First Muskogee Counsel's Opinion                                                        7.4
      Non-Competition Agreement                                                               7.7
      BOKF Counsel's Opinion                                                                  8.3
      Exceptions to Agreement Terminations                                                  9.1.3

                                MERGER AGREEMENT

        This merger agreement ("Merger Agreement") is effective as of December 30, 1998 (the "Agreement Date") among:

                  (i) First Bancshares of Muskogee, Inc., an Oklahoma Corporation ("First Muskogee");

                  (ii) First National Bank and Trust Company of Muskogee ("First Muskogee Bank");

                  (iii)    The shareholders of First Muskogee set forth in
                           Exhibit 1.3 ("Principal Shareholders");

                  (iv)     BOK Financial Corporation ("BOKF"); and,

                  (v)      BOKF Merger Corporation Number Seven
                           ("Mergercorp").

        In consideration of the mutual covenants contained herein, the adequacy of which is hereby expressly acknowledged, and intending to be legally bound hereby, First Muskogee, First Muskogee Bank, Principal Shareholders, BOKF and Mergercorp agree as follows:

1. PURPOSE OF THIS MERGER AGREEMENT. The purpose of this Merger Agreement is as follows:

        1.1 First Muskogee is a bank holding company organized under the laws of Oklahoma with offices in Muskogee, Oklahoma. First Muskogee is subject to regulation by the Federal Reserve Board ("FRB"). First Muskogee owns all of the issued and outstanding capital stock of First Muskogee Bank (located in Muskogee, Oklahoma). First Muskogee Bank is a bank organized in accordance with the laws of the United States and subject to regulation by the Office of the Comptroller of the Currency. The issued and outstanding capital stock of First Muskogee consists solely of a single class of common stock of a par value of $10.00 per share ("Common Stock") of which 81,260 shares are issued and outstanding. The issued and outstanding Common

                  Stock of First Muskogee as of the Closing is hereafter called the "First Muskogee Common Stock".

        1.2 BOKF is a bank holding company organized under the laws of the State of Oklahoma. BOKF is subject to regulation by the FRB. BOKF owns all of the capital stock of Mergercorp. Mergercorp has not heretofore engaged in business, but has been formed to effect the transaction contemplated in this Merger Agreement. The issued and outstanding capital stock of Mergercorp consists solely of 1,000 shares of common stock, par value of $1.00 per share (the "Mergercorp Shares").

        1.3 The Principal Shareholders set forth on Exhibit 1.3 own not less than fifty and one tenth percent (50.1%) of the First Muskogee Common Stock.

        1.4 The purpose of this Merger Agreement is to set forth the terms and conditions on which First Muskogee and Mergercorp shall merge. This Merger Agreement shall constitute a plan of merger for corporate law purposes and for federal income tax purposes under Section 368(a)(2)(D) of the Internal Revenue Code.

        1.5 BOKF owns all of the issued and outstanding capital stock of Bank of Oklahoma, National Association ("BOk").

        1.6 As used in this Merger Agreement, the term "Holders" includes the Principal Shareholders and all other holders of First Muskogee Common Stock, including all holders of Stock Options (as hereafter defined) which are exercised prior to the Closing or converted at the Closing.

2. THE MERGER. On the terms and conditions hereafter stated, First Muskogee shall be merged into Mergercorp (the "Merger").

        2.1 Mergercorp shall be the surviving corporation ("Surviving Corporation").

        2.2 The Certificate of Incorporation of Mergercorp shall be the Certificate of Incorporation of the Surviving Corporation until changed as provided by law.

        2.3 The Bylaws of Mergercorp shall be the Bylaws of the Surviving Corporation until changed as provided by law.

        2.4 The officers of Mergercorp shall be the officers of the Surviving Corporation, until changed as provided by law.

        2.5 The directors of Mergercorp shall be the directors of the Surviving Corporation until changed as provided by law.

        2.6 The Merger shall be effective at the Closing (as hereafter provided in Section 9).

        2.7 Each share of First Muskogee Common Stock shall, subject to the provisions of Section 1091 of the Oklahoma General Corporation Act, automatically and without any action on the part of the holder thereof, be converted into:

                  2.7.1 14.3089 shares (Conversion Ratio") of fully paid and non- assessable shares of Common Stock, par value of $0.0006 per share, of BOKF ("BOKF Common Stock"); provided, however, no fractional shares shall be issued and, in lieu of any fractional share to which any person or entity who or which is a record holder of First Muskogee Common Stock is entitled, a full share of BOKF Common Stock shall be issued; and,

                  2.7.2 Each Holder shall have the right to receive, upon termination of the BOKF Common Stock Escrow (as hereafter defined in Section 13), his or her share of the Escrow Shares (as hereafter defined) distributable to Holders upon termination of the BOKF Common Stock Escrow.

        2.8       The shares of BOKF Common Stock issued in accordance with
                  Section 2.7 and Section 2.9 are hereafter collectively called the "BOKF Shares".

        2.9 Each stock option to buy one share of First Muskogee Common Stock described in Exhibit 2.9 which remains outstanding at the Closing (collectively, the "Stock Options") shall automatically and without any action on the part of the holders of the Stock Options be converted (without the payment of the Option Price) into 10.6596 shares of BOKF Common Stock; provided, however, no fractional shares shall be issued and, in lieu of any fractional share to which any person who is a record holder of Stock Options is entitled, a full share of BOKF Common Stock shall be issued. Notwithstanding the foregoing, if permitted by the accounting rules pertaining to accounting for the Merger as a pooling of interest under A.P.B. 16 (as determined by the opinion described in Section 7.5), each Stock Option to buy one share of First Muskogee Common Stock which remains outstanding at the Closing shall automatically and without any action on the part of the holders of the Stock Options be converted (without the payment of the Option Price) into 6.8221 shares of BOKF Common Stock and BOKF shall, in respect of each such Stock Option, withhold and pay over in lieu of any other withholding $181.32 to the Internal Revenue Service for the account of the holder of such Stock Option; provided, however, no fractional shares shall be issued and, in lieu of any fractional share to which any person who is a record holder of Stock Options is entitled, a full share of BOKF Common Stock shall be issued. If any of the Stock Options terminate without being exercised, the Conversion ratio and the conversion factor for the Stock Options shall be recalculated by mutual agreement of BOKF and First Muskogee to accomplish the intention of the parties.

        2.10 A portion of the BOKF Common Stock issuable to Holders of First Muskogee Common Stock and Stock Options will be delivered to the BOKF Common Stock Escrow (as defined in Section 13) (the "Escrow Shares"). The Escrow Shares shall consist of a total number of shares of BOKF Common Stock having a market value on the Closing date of $1 million (determined in the manner provided in Section 13.6), adjusted for any rounding requirements. The number of shares of BOKF Common Stock deliverable into escrow shall be prorated between the holders of First Muskogee Common Stock outstanding on the Closing Date (excluding any dissenting shares) (based on the number of shares of First Muskogee Common Stock owned by each Holder) and the holders of Stock Options at the Closing date (based on the number of shares of First muskogee Common Stock the optionee would have received had the option been exercised in full prior to the closing), rounded in the case of each Holder up to the nearest whole share.

3.      EFFECT OF THE MERGER. The Merger shall have the following effects:

        3.1 The corporate franchise, existence, rights and liabilities of Mergercorp shall continue unaffected and unimpaired.

        3.2 The corporate franchise, existence, rights and liabilities of First Muskogee shall be merged into Mergercorp and the separate existence of First Muskogee shall cease.

        3.3 Mergercorp shall have and be vested with all of the rights, powers, assets, property, liabilities and obligations of First Muskogee.

4. REPRESENTATIONS AND WARRANTIES OF FIRST MUSKOGEE AND FIRST MUSKOGEE BANK. First Muskogee and First Muskogee Bank hereby, jointly and severally, represent and warrant to BOKF that:

        4.1 INCORPORATION AND CORPORATE POWER. First Muskogee is a corporation duly organized, validly existing and in good standing under the laws of Oklahoma. First Muskogee Bank is a bank duly organized, validly existing and in good standing under the laws of the United States. Each of First Muskogee and First Muskogee Bank has all the corporate power and authority necessary and required to own its properties and to conduct its business as such business is now being conducted. Each of First Muskogee and First Muskogee Bank is (A) in material compliance with all applicable provisions of all applicable federal, state and local statutes, laws, regulations, ordinances and other requirements of any governmental authorities (including, but not limited to, whether similar or dissimilar, the Bank Holding Company Act of 1956, the Oklahoma General Corporation Act, the National Bank Act and the filing of all administrative reports and the payment of all fees) in effect as of the date of this Merger Agreement and (B) shall be in material compliance therewith at the time of Closing.

4.2     CAPITAL.

                  4.2.1 The Principal Shareholders are the record and beneficial owners of (i) not less than fifty and one tenth percent (50.1%) of the First Muskogee Common Stock. The First Muskogee Common Stock is and at the Closing will be all of the issued and outstanding capital stock of First Muskogee. No person or entity has any right or option to acquire any capital stock of First Muskogee except Stock Options. The First Muskogee Common Stock shall consist at the Closing of no more than eighty-one thousand two hundred and forty (81,240) shares plus the number of such shares as may be issued upon the exercise of Stock Options.

                  4.2.2 First Muskogee owns all of the issued and outstanding capital stock of First Muskogee Bank (the "First Muskogee Bank Stock"). The First Muskogee Bank Stock is and at the Closing will be all of the issued and outstanding capital stock of First Muskogee Bank. No person or entity has any right or option to acquire any capital stock of First Muskogee Bank.

        4.3 CAPITALIZATION OF FIRST MUSKOGEE AND FIRST MUSKOGEE BANK. The First Muskogee Common Stock and First Muskogee Bank Stock are validly issued and outstanding, fully paid and non-assessable. There are no outstanding subscriptions, conversion privileges, calls, warrants, options or agreements obligating First Muskogee and First Muskogee Bank to issue, sell or dispose of, or to purchase, redeem or otherwise acquire any shares of their capital stock (collectively, "options and rights") except the Stock Options and agreements relating to directors qualifying shares of First Muskogee Bank. None of the First Muskogee Common Stock and First Muskogee Bank Stock has been issued or disposed of in violation of any preemptive rights of any shareholder nor in violation of any agreement to which First Muskogee or First Muskogee Bank was or is a party. First Muskogee and First Muskogee Bank have no subsidiaries and do not own, nor have the right or obligation to acquire, any shares of equity securities of any corporation except (i) First Muskogee Bank is a subsidiary of First Muskogee and (ii) as set forth in
                  Exhibit 4.3.

        4.4 NON-VIOLATION OF OTHER AGREEMENTS. The execution and delivery of this Merger Agreement, and the compliance with its terms and provisions by First Muskogee and First Muskogee Bank (including the execution and delivery of any document required to be executed by First Muskogee or First Muskogee
                  Bank) will not breach any agreement, lease, or obligation of any nature, whether similar or dissimilar, by which First Muskogee or First Muskogee Bank is bound.

        4.5 FINANCIAL STATEMENTS. First Muskogee has delivered to BOKF, or will have delivered to BOKF prior to the Closing as soon as future financial statements are available, copies of the following ("Financial Statements"):

                  4.5.1 Consolidated Financial Statements (Unaudited) for First Muskogee and Subsidiaries, December 31, 1996 and 1997;

                  4.5.2 Financial Statements (Unaudited) for First Muskogee Bank, December 31, 1996 and 1997;

                  4.5.3 Financial Statements (Unaudited) for First Muskogee and Subsidiaries, September 30, 1998, December 31, 1998, March 31, 1999 (if the Closing occurs after March 31, 1999), and after March 31,1999 such financial statements as are available; and,

                  4.5.4 Financial Statements (Unaudited) for First Muskogee Bank, September 30, 1998, December 31, 1998, March 31, 1999 (if the Closing occurs after March 31,
                           1999) and after March 31,1999 such financial statements as are available.

                  The Financial Statements described in Section 4.5.1 and 4.5.2
                  (A) have been prepared or will have been prepared in accordance with generally accepted regulatory accounting principles, consistently applied and (B) fairly reflect the financial condition and results of operations for the indicated periods. The Financial Statements described in Sections 4.5.3 and 4.5.4 fairly reflect the financial condition and results of operations for the periods indicated, subject to immaterial year-end adjustments and the omission of footnotes.

        4.6 MATERIAL LIABILITIES. Neither First Muskogee nor First Muskogee Bank has any material liabilities (including, but not limited to, whether similar or dissimilar, liabilities or obligations for taxes, whether due or to become due) except:

                  4.6.1 Those fully reflected or reserved against, or otherwise disclosed, in the Financial Statements;

                  4.6.2 Those incurred with due care since September 30, 1998 in the normal course of business consistent with past practices; and,

                  4.6.3 Those specifically disclosed in Exhibit 4.6.3 to this Merger Agreement.

        4.7       CONDUCT OF BUSINESS PRIOR TO CLOSING. Except as set forth in
                  Exhibit 4.7, since September 30, 1998, and until the Closing of this transaction, (A) each of First Muskogee and First Muskogee Bank has carried on and will carry on its business only in the ordinary and normal course consistent with past practices and (B) has not and will not, without the prior consent of BOKF:

                  4.7.1 Incur any material liabilities, commitments or obligations, contingent or otherwise, or dispose of any of its assets, except in the ordinary course of its business consistent with past practices and for the purpose of carrying on the business as a going concern;

                  4.7.2 Incur any bank or other institutional debt, or enter into any agreement for the borrowing of money; except borrowing of federal funds or borrowing from the Federal Home Loan Bank by First Muskogee Bank consistent with past practices;

                  4.7.3 Suffer any material adverse change in the financial conditions, assets, liabilities, business or property of First Muskogee taken as a whole or of First Muskogee Bank taken as a whole; and,

                  4.7.4 Make any material change in the manner in which business is conducted (including, without limitation, branch relations, branch closings, and any material change in products offered to customers).

        4.8 TAX RETURNS/REPORTS. Each of First Muskogee and First Muskogee Bank has duly filed all tax reports and returns required to be filed by it and has duly paid all taxes and other charges claimed to be due from it by federal, state and local taxing authorities. No waivers of the statute of limitation have been issued with respect to unaudited years. First Muskogee and First Muskogee Bank have no knowledge of any facts which could reasonably be expected to result in a material deficiency with respect to unaudited tax returns which would result in a material adverse effect on First Muskogee taken as a whole or First Muskogee Bank taken as a whole.

        4.9       CONTRACTS AND COMMITMENTS.

                  4.9.1 A list of all contracts and commitments, other than credit and lending, deposit or borrowing transactions entered into in the ordinary course of business by First Muskogee or First Muskogee Bank which are material to the business, operations or financial condition of First Muskogee or First Muskogee Bank as of this date, is set forth on
                           Exhibit 4.9. For the purpose of Exhibit 4.9, materiality shall mean those contracts and commitments (including a series of related contracts or commitments) for which payment or other consideration to be furnished by any party is more than $25,000.

                  4.9.2 Except as set forth on Exhibit 4.9, each of First Muskogee and First Muskogee Bank has in all material respects performed and is performing all contractual and other obligations required to be performed by them.

        4.10 LITIGATION. Except as set forth in Exhibit 4.10, there is not pending, or, to the knowledge and belief of First Muskogee and First Muskogee Bank threatened, any claim, litigation, proceeding, order of any court or governmental agency, or governmental investigation or inquiry to which First Muskogee or First Muskogee Bank is a party or which involves their business operations, any of their property or any property leased by them which, individually or in the aggregate:

                  4.10.1 May reasonably result in any material adverse change in the financial condition, business, prospects, assets, properties or operations of First Muskogee taken as a whole or First Muskogee Bank taken as a whole;

                  4.10.2 May reasonably involve the expenditure of more than a total of $10,000 in legal fees and/or allocated employees' salaries or their direct or indirect costs; or,

                  4.10.3   Alleges violation of any law, rule or regulation.

        4.11 BROKERAGE FEES. Neither First Muskogee nor First Muskogee Bank has incurred or will incur, directly or indirectly, any liability for brokerage, finder's, financial advisor's or agent's fees or commissions by virtue of any commitment made by any of them in connection with this Merger Agreement or any transaction contemplated hereby except for the fee to Alex Sheshunoff & Co. ("Sheshunoff") pursuant to that certain agreement dated August 31, 1998.

        4.12 REQUIRED CORPORATE ACTION. The execution, delivery and consummation of this Merger Agreement has been duly and validly authorized by the board of directors of First Muskogee and will at the time of Closing have been duly and validly authorized by the board of directors of First Muskogee Bank and the shareholders of First Muskogee and First Muskogee Bank.

        4.13 AUTHORIZED EXECUTION. This Merger Agreement has been duly executed and delivered by Principal Shareholders and by duly authorized officers of First Muskogee and First Muskogee Bank. This Merger Agreement constitutes the legal, valid and binding agreement and obligation of Principal Shareholders, First Muskogee and First Muskogee Bank enforceable against them in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, moratorium, receivership, and other similar laws affecting the rights of creditors generally.

        4.14 TITLE TO ASSETS; ENCUMBRANCES. First Muskogee and First Muskogee Bank have good and valid title (with respect to fee real estate, good and valid title shall mean such title as may be insured on standard title insurance forms with no exceptions materially and adversely affecting the value or use of the fee real estate) to their assets, and in each case subject to no mortgage, pledge, lien, security interest, conditional sale agreement, or other encumbrance of any nature whether similar or dissimilar, except:

                  4.14.1 Such encumbrances which are purchase money security interests entered into in the ordinary course of business consistent with past practice reflected on their books and records;

                  4.14.2 Lessors' interests in leased tangible real and personal property reflected on their books and records;

                  4.14.3 Such encumbrances for taxes and assessments not yet due and payable;

                  4.14.4 Encumbrances as do not materially detract from the value or interfere with the use or operation of the asset subject thereto; and,

                  4.14.5 Repossessed and foreclosed assets acquired in satisfaction of debt previously contracted.

        4.15 EMPLOYEES. Except as set forth on Exhibit 4.15, none of the employees of First Muskogee and First Muskogee Bank is employed under any employment contract (oral or written) or is the beneficiary of any compensation plan (oral or written) or is entitled to any payment from First Muskogee and First Muskogee Bank by reason of this Merger Agreement or the Merger and there are no employment contracts, management contracts, consulting agreements, union contracts, labor agreements, pension plans, profit sharing plans or employee benefit plans to which First Muskogee or First Muskogee Bank are a party or by which either of them is bound. The First Muskogee 401k Plan is in full compliance with all requirements of the Plan and with the Employee Retirement Income Security Act and the regulations promulgated pursuant thereto.

        4.16 ENVIRONMENTAL LAWS. The existence, use and operation of the assets of First Muskogee and First Muskogee Bank are in material compliance with all applicable statutes, rules and regulations including, without limiting the generality of the foregoing, all environmental and zoning laws and the Americans With Disabilities Act.

        4.17 SURVIVAL AND INDEPENDENCE OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of First Muskogee and First Muskogee Bank made in this Merger Agreement shall survive the Closing hereof notwithstanding any investigation or knowledge of BOKF; provided BOKF or Mergercorp shall give notice to Agent (as hereafter defined) of any claim of a breach of any such representations and warranties on or before the earlier of one year following the Closing or the first audit of financial statements containing the combined operations of BOKF and First Muskogee by BOKF's independent auditors, at which any such breach would reasonably be expected to be encountered in the audit process (the "Claim Notice Deadline"). Each of the representations and warranties of First Muskogee and First Muskogee Bank set forth in this Merger Agreement is a separate and independent representation and warranty, shall be cumulative of and in addition to all other warranties and representations, and shall not limit or be interpreted to be in derogation of any other representation or warranty made herein.

        4.18 FIRST MUSKOGEE AND FIRST MUSKOGEE BANK INDEMNIFICATION. First Muskogee and First Muskogee Bank shall defend and indemnify BOKF against, and hold BOKF harmless from, all loss, cost and expense (including interest at the judgment rate and attorney's fees) arising out of any material breach of any representation or warranty made by First Muskogee and First Muskogee Bank in this Merger Agreement; provided, BOKF shall, on or before the Claim Notice Deadline, give notice of any breach of such representations and warranties to Agent (as hereafter defined); and, provided further, the sole remedy for a breach of such representations and warranties following the Closing shall be a claim against the Escrow Shares.

5. REPRESENTATIONS AND WARRANTIES OF BOKF. BOKF and Mergercorp represent and warrant, jointly and severally, to First Muskogee and Holders that:

        5.1 INCORPORATION AND CORPORATE POWER. BOKF and Mergercorp are corporations duly organized, validly existing and in good standing under the laws of Oklahoma. BOKF and Mergercorp have all the corporate power and authority necessary and required to consummate the transactions contemplated by this Merger Agreement.

        5.2 NON-VIOLATION OF OTHER AGREEMENTS. The execution and delivery of this Merger Agreement, and compliance with its terms and provisions by BOKF and Mergercorp and the execution of any document required to be executed by BOKF or Mergercorp, will not:


                  5.2.1 Violate, conflict with or result in the breach of their respective certificates of incorporation or bylaws or any of the terms, conditions or provisions of any agreement or instrument to which BOKF or Mergercorp is a party, or by which BOKF or Mergercorp is bound;

                  5.2.2 Result in the creation or imposition of any lien, charge, encumbrance or restriction of any nature whatever upon any of the property, contracts or business of BOKF and Mergercorp; or,

                  5.2.3 Require the consent of any party to a contract with BOKF and Mergercorp in order to keep the contract enforceable.

        5.3 ISSUANCE OF BOKF SHARES. The issuance and delivery of the BOKF Shares have been duly authorized and the BOKF Shares have been duly reserved for issuance by all necessary corporate actions on the part of BOKF. The BOKF Shares, when issued and delivered in accordance with this Merger Agreement, shall be duly authorized, validly issued and outstanding, fully paid and non-assessable, and free and clear of any liens or encumbrances.

        5.4 REQUIRED CORPORATE ACTION. The execution, delivery and consummation of this Merger Agreement by BOKF and Mergercorp have been duly and validly authorized by the boards of directors of BOKF and Mergercorp and the approval of the shareholders of Mergercorp. The approval of the shareholders of BOKF is not required. This Merger Agreement has been duly executed and delivered by duly authorized officers of BOKF and Mergercorp. This Merger Agreement constitutes a legal, valid and binding agreement and obligation of BOKF and Mergercorp enforceable against BOKF and Mergercorp in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, moratorium, receivership, and other similar laws affecting the rights of creditors generally.

        5.5 CAPITALIZATION. As of September 30, 1998, the authorized capital stock of BOKF consisted of (i) 2.5 billion shares of Common Stock, 22,505,709 shares of which are currently issued and outstanding and (ii) one billion shares of Preferred Stock, of which 2.5 million shares of Series A Preferred Stock are currently issued and outstanding which are currently convertible into 2,985,132 shares of BOKF Common Stock. All outstanding shares of BOKF Common Stock and Preferred Stock have been duly authorized and validly issued, and are fully paid and nonassessable.

        5.6 LITIGATION. There is no action, suit, proceeding or investigation pending, or, to the knowledge of BOKF or Mergercorp, threatened, against BOKF or Mergercorp which questions the validity of this Merger Agreement or the right of BOKF or Mergercorp to enter into this Merger Agreement or to consummate the transactions contemplated hereby.

        5.7 BROKERAGE FEES. Neither BOKF nor Mergercorp has incurred or will incur, directly or indirectly, any liability for brokerage, finder's, financial advisor's or agent's fees or commissions by virtue of any commitment made by BOKF or Mergercorp in connection with this Merger Agreement or any transaction contemplated hereby. Neither BOKF nor Mergercorp has any knowledge that any party has asserted any claim of such nature against BOKF or Mergercorp.

        5.8 SEC DOCUMENTS AND FINANCIAL STATEMENTS. BOKF has furnished or made available to First Muskogee and First Muskogee Bank a true and complete copy of each statement, annual, quarterly, registration statement and other report filed with the Securities and Exchange Commission ("SEC") since December 31, 1997, other than preliminary material (the "BOKF SEC Documents). The BOKF SEC Documents are all documents required to be filed by BOKF since such date. As of their respective filing dates, the BOKF

                  SEC Documents complied in all material respects with the requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934, as the case may be, and none of the BOKF SEC Documents contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed BOKF SEC Document. The financial statements of BOKF in the BOKF SEC Documents (the "BOKF Financial Statements") comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles consistently applied (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10Q of the SEC) and fairly present the consolidated financial position of BOKF and its consolidated subsidiaries at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements to normal, recurring audit adjustments). There have been no changes in BOKF's accounting policies or estimates except as described in the notes to the BOKF Financial Statements.

        5.9 SURVIVAL AND INDEPENDENCE OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of BOKF and Mergercorp made in this Merger Agreement shall survive the Closing hereof notwithstanding any investigation or knowledge of the Principal Shareholders; provided Holders shall give notice to BOKF on or before the Claim Notice Deadline of any claim of a breach of any such representations and warranties. Each of the representations and warranties of BOKF and Mergercorp set forth in this Merger Agreement is a separate and independent representation and warranty, shall be cumulative of and in addition to all other warranties and representations; and shall not limit any other representation or warranty made herein.

        5.10 BOKF AND MERGERCORP INDEMNIFICATION. BOKF and Mergercorp shall indemnify Holders against, and hold Holders harmless from, all loss, cost and expense (including interest at the judgment rate and attorney's fees) arising out of any breach by BOKF and Mergercorp of any representation or warranty made in this Merger Agreement; provided, Agent shall, on or before the Claim Notice Deadline, give notice of any breach of such representations and warranties to BOKF and Mergercorp on the request of a majority in interest of the Holders.

6.      COVENANTS.

        6.1 FULL ACCESS. In order that BOKF shall have the full opportunity to make such investigations as it shall reasonably desire concerning First Muskogee and First Muskogee Bank and their business affairs, First Muskogee and First Muskogee Bank shall:


                  6.1.1 Give BOKF, its employees, counsel, accountants and other authorized representatives, as necessary to conduct the investigation and whose names shall have been provided to First Muskogee, full access, upon reasonable notice to First Muskogee and at reasonable times without unduly interfering with the conduct of business by First Muskogee and First Muskogee Bank throughout the period up to the Closing, to all of the facilities, properties, books, contracts and records of First Muskogee and First Muskogee Bank.

                  6.1.2 Authorize its accountants to give BOKF full access to the accountant's records, including work papers; and,

                  6.1.3 Furnish to BOKF during that period all additional financial, operating and other information concerning First Muskogee and First Muskogee Bank and their business affairs, as BOKF may reasonably request and which First Muskogee and First Muskogee Bank shall have available.

                  6.1.4    All information provided pursuant to this Section
                           6.1 shall be subject to the provisions of Section
                           6.7.

        6.2 CONDUCT OF BUSINESS PRIOR TO THE CLOSING DATE. From this date until the Closing Date, each of First Muskogee and First Muskogee Bank shall, except as may be first approved in writing by BOKF or as is otherwise permitted or contemplated in this Merger Agreement:

                  6.2.1    Maintain their corporate existence in good standing;

                  6.2.2 Maintain the general character of their business and conduct their business in their ordinary and usual manner consistent with past practices;

                  6.2.3 Maintain proper business and accounting records generally in accordance with past practices;

                  6.2.4 Maintain their properties (except repossessed and foreclosed assets acquired in satisfaction of debt previously contracted) in normal repair and condition, normal wear and tear and damage due to fire or other unavoidable casualty excepted;

                  6.2.5 Preserve their business organizations intact, use their reasonable efforts to maintain satisfactory relationships with suppliers, customers and others having business relations with them whose relationships they believe are desirable to maintain, and use their reasonable efforts to procure the willingness of all of the personnel employed by them immediately prior to the execution of this Merger Agreement who are material to the success of their business to continue in their employ on substantially the same terms and conditions as those on which such personnel were employed immediately prior to the execution of this Merger Agreement;

                  6.2.6 Maintain in full force and effect insurance comparable in amount and in scope of coverage to that now maintained by them;

                  6.2.7 Except as otherwise disclosed in this Merger Agreement, perform all of their obligations under all material contracts, leases and agreements relating to or affecting their assets, properties and businesses; and,

                  6.2.8 Comply in all material respects with and perform all obligations and duties imposed upon them by federal, state and local laws, and all rules, regulations and orders imposed by federal, state or local governmental authorities, except as may be contested by them in good faith by appropriate proceedings.

        6.3 FIRST MUSKOGEE AND FIRST MUSKOGEE BANK PROHIBITED ACTIONS PRIOR TO THE CLOSING DATE. From this date until the Closing Date, First Muskogee and First Muskogee Bank shall not (except as otherwise permitted by this Merger Agreement or as requested or approved by BOKF which approval shall not be unreasonably withheld, delayed, or denied):

                  6.3.1 Incur any indebtedness for borrowed money or incur any noncurrent indebtedness for the purchase price of any fixed or capital asset, or make any extension of credit or any loans to, guarantee the obligations of, or make any additional investments in, any other person, corporation or joint venture (whether an existing customer or a new customer) except:


                           6.3.1.1  Extensions of credit, loans and guarantees
                                    (i) less than One Million Dollars
                                    ($1,000,000) per transaction or (ii) less than One Hundred Thousand Dollars ($100,000) with existing First Muskogee customers having existing credit of One Million Dollars ($1,000,000) or more made by First Muskogee Bank in the usual and ordinary course of its banking business, consistent with prior practices and policies;

                           6.3.1.2 Legal investments by First Muskogee Bank in the usual and ordinary course of its banking business consistent with prior practices and policies.

                           6.3.1.3 Borrowings from the Federal Home Loan Bank, the Federal Reserve Bank, deposit liabilities, and federal funds transactions by First Muskogee Bank in the ordinary course of business consistent with past practices.

                  6.3.2 Make any (a) material change, except in the ordinary and usual course of business, in their assets (including, but not limited to, any change in the composition of such assets so as to materially alter the proportion of cash) or liabilities, (b) material commitment for any capital expenditures, excluding expenditures for repairs and remodeling in the ordinary and usual course of business, or (c) sale or other disposition of any material capital asset other than for fair value in the ordinary course of business;

                  6.3.3 Make any change in their Certificates of Incorporation or Bylaws;

                  6.3.4 Authorize any shares of their capital stock for issuance, issue any shares of any previously authorized but unissued capital stock or grant, issue or make any option or commitment relating to their capital stock except the issuance of First Muskogee Common Stock upon exercise of the Stock Options;

                  6.3.5 Enter into any letter of intent or agreement to sell any of their assets, except in the normal and ordinary course of their business, or acquire, be acquired by, or merge, consolidate or reorganize with any person, firm or corporation;

                  6.3.6 Declare or pay any dividend, make any other distribution or payment or set aside any amount for payment with respect to any shares of their capital stock or directly or indirectly, redeem, purchase or otherwise acquire any shares of their capital stock or make any commitment relating thereto, provided, however, First Muskogee may (i) pay a dividend in the amount of $750,000 in the first quarter of 1999 consistent with past practices, (ii) in addition to the dividend described in the preceding clause (i) and until the Closing, continue to pay quarterly dividends in respect of the First Muskogee Common Stock for the purpose of reimbursing the income tax liability of the holders thereof arising by virtue of the fact that First Muskogee is an "S" corporation under the Internal Revenue Code, such quarterly dividends to be paid at the times and in the amounts and at the same assumed tax rates consistent with the prior practices of First Muskogee (the "S Corporation Dividends"); (iii) pay the S Corporation Dividends immediately prior to the Closing for any income attributable to the stub-period terminating at the Closing for which S Corporation Dividends have not theretofore been paid; (iv) pay a final S Corporation Dividend in respect of calendar year 1998 (in the approximate amount of $614,000) in January 1999; (v) First Muskogee Bank may pay dividends in an amount to make available to First Muskogee Bancshares sufficient funds to pay the foregoing described First Muskogee Dividends; and
                           (vi) First Muskogee may repurchase up to twenty (20) shares of First Muskogee Common Stock held by directors of First Muskogee Bank as director's qualifying shares pursuant to existing agreements for a total consideration not exceeding $4,000;

                  6.3.7 Except as set forth in Exhibit 6.3.7, make any (a) increase in the compensation payable or to become payable to any of their directors, officers or employees who are subject to the provisions of Regulation O of the Board of Governors of the Federal Reserve System (including, without limitation, any bonus or incentive payment or agreement), (b) make or enter into any written employment contract or any bonus, stock option, profit sharing, pension, retirement or other similar payment or arrangement, or (c) make any payment to any person, except in the usual and ordinary course of business or except as required by an existing agreement set forth in the Exhibits hereto;

                  6.3.8 Make any material change in their banking, safe deposit or power of attorney arrangements;

                  6.3.9 Enter into any trust, escrow, agency and similar trust company agreements, purchase orders and contracts for goods and services, except in the ordinary course of business consistent with past practices;

                  6.3.10 Enter into any agreement resulting in the imposition of any mortgage or pledge of their assets or the creation of any lien, charge or encumbrance on any of their assets;

                  6.3.11 Incur any material obligation or liability, absolute or contingent, except in the ordinary course of business or pursuant to existing contracts described in this Merger Agreement;

                  6.3.12 Take any action which would prevent compliance with any of the conditions of this Merger Agreement; or,

                  6.3.13 Increase compensation to any employee except annual increases at the times and in amounts consistent with past practices or pay any bonuses to any employee except as otherwise provided in this Merger Agreement.

        6.4 VOTE FOR MERGER AND WAIVER OF RIGHT TO DISSENT. Each Principal Shareholder shall vote, as a stockholder of First Muskogee, for the Merger and use his or her best efforts to cause the Merger to be approved by the directors and shareholders of First Muskogee and First Muskogee Bank in accordance with applicable law and consummated in accordance with the terms of this Merger Agreement. Each Principal Shareholder hereby irrevocably waives any and all rights to dissent to the Merger.

        6.5       REGULATORY APPROVAL. BOKF shall diligently file and pursue
                  (A) all regulatory applications required in order to consummate the Merger and the merger of First Muskogee Bank into Bank of Oklahoma, National Association, including but not limited to the necessary applications for prior approval of the Board of Governors of the Federal Reserve System and the Office of the Comptroller of the Currency on or before the thirtieth (30th) calendar day following the Agreement Date and (B) thereafter promptly file any required supplements or amendments thereto. All applications, supplements, and amendments shall be substantially complete when filed. BOKF shall deliver to First Muskogee a copy of all such filings, as filed, within three (3) business days after the filing thereof. Although all such filings shall be the responsibility of BOKF, BOKF shall nevertheless advise and consult with First Muskogee on an ongoing basis with respect to the filings and all matters and events related thereto. BOKF shall inform and make available to First Muskogee from time to time all matters relating to the filings and the regulatory approvals. BOKF shall diligently proceed with reasonable deliberate speed to obtain all such approvals. If any regulatory application required to be filed by BOKF should be finally denied or disapproved by the respective regulatory authority, then BOKF shall immediately give notice to First Muskogee and this Merger Agreement shall thereupon terminate, subject to the provisions of Section 11. However, it is understood that a request for additional information or undertaking by the applicant, as a condition for approval, shall not be deemed to be a denial or disapproval so long as the applicant can reasonably be expected to provide the requested information or undertaking. In the event an application is denied pending an appeal, petition for review, or similar such act on the part of the applicant, then the application will be deemed denied unless the applicant promptly and diligently prepares and files such appeal and continues the appellate process for the purposes of getting the necessary approval.

        6.6 CONFIDENTIALITY. Prior to the Closing, BOKF shall keep all information disclosed to BOKF (its employees, counsel, accountants, and other authorized representatives) by First Muskogee or First Muskogee Bank respecting the business and financial condition of First Muskogee and First Muskogee Bank confidential and shall make no use of such information except to conduct the investigation contemplated by Section 6.4 and to consummate the transactions contemplated hereby and shall not use such information to obtain a competitive advantage in connection with any customer of First Muskogee Bank. In the event this Merger Agreement is terminated for any reason BOKF shall (i) return all copies of all information and documents obtained from First Muskogee, First Muskogee Bank, and

                  Principal Shareholders and (ii) thereafter keep all such information confidential and not make use of any such information to obtain a competitive advantage in connection with any customer of First Muskogee Bank.

        6.7 BOKF PROHIBITED ACTION PRIOR TO CLOSING. From this date until the Closing Date, BOKF shall not take any action which would prevent compliance with any of the conditions of this Merger Agreement. BOKF shall not, and shall cause its subsidiaries not to, make or agree to make any acquisition, or take any other action, that adversely affects its ability to consummate the transactions contemplated by this Merger Agreement and will otherwise continue to conduct its business operations and shall cause the operations of its subsidiaries to be conducted in a manner consistent with past operating practices.

        6.10 ACCOUNTING OPINION. BOKF shall promptly request and obtain the opinion of Ernst & Young whether the Merger is properly accounted for as a pooling of interests in accordance with A.P.B. No. 16. BOKF and First Muskogee shall each use commercially reasonable efforts to cause the Merger to be accounted for as a pooling of interests.

        6.11 TAX OPINION. First Muskogee and BOKF shall each promptly request and obtain an opinion of Crowe & Dunlevy addressed separately to each of them whether the Merger is a tax free reorganization in accordance with Section 368(a)(2)(D) of the Internal Revenue Code. BOKF and First Muskogee shall each use commercially reasonable efforts to cause the Merger to be a tax free reorganization in accordance with the Internal Revenue Code.

        6.12 EMPLOYMENT AGREEMENT. Contemporaneously herewith, Michael S. Leonard ("Leonard") and BOKF and First Muskogee shall enter into an employment agreement in the form and content of
                  Exhibit 6.12.1 (the "Leonard Employment Agreement"). Leonard hereby accepts, and shall contemporaneously with the execution and delivery of this Merger Agreement, execute and deliver to BOKF the Leonard Employment Agreement.

        6.13 EMPLOYMENT TRANSITIONS UPON CLOSING. BOKF shall cause or permit BOk or First Muskogee Bank to perform those obligations described in Exhibit 6.13 attached hereto.

        6.14 FIRST MUSKOGEE COVENANT TO OBTAIN APPROVALS. First Muskogee shall promptly seek and use commercially reasonable efforts to obtain the approval of this Merger Agreement and the transactions contemplated hereby by the shareholders of First Muskogee. First Muskogee Bank shall enter into an agreement to merge with BOk, subject to the Closing of this Merger Agreement, in form and content acceptable to BOKF.

        6.15 COVENANTS RESPECTING EMPLOYMENT AND NON-COMPETITION AGREEMENTS. BOKF and First Muskogee shall use commercially reasonable efforts to cause all employment and non-competition agreements which are a condition precedent to the obligations of BOKF under this Merger Agreement to be executed and delivered.

        6.16 EMPLOYMENT BENEFITS. Following the Closing, BOKF shall cause all employees of First Muskogee Bank to have the same benefits provided by BOKF generally to employees of BOKF and its affiliates. Employees of First Muskogee Bank shall be credited for their actual and credited service with First Muskogee Bank for purposes of eligibility, vesting and beneficial accrual for all BOKF employee benefit plans including the BOKF 401k plan; provided, however, such employees shall not be credited with prior service in BOKF's defined benefit pension plan. First Muskogee Bank employees shall not be subject to any exclusions for pre-existing conditions under BOKF's medical benefit plan and shall receive credit for any deductibles or out-of-pocket expenses previously paid.

        6.17 PUBLICATION OF COMBINED FINANCIAL RESULTS. BOKF shall file with the SEC a report (on SEC Form 8K, Form 10K, or Form 10Q) containing financial statements which include no less than 30 days of combined operations of BOKF and First Muskogee, not later than the fifteenth (15th) day of the month next following the first full calendar month of combined operations.

        6.18 TAX RETURN. BOKF shall cause the final S Corporation tax return for First Muskogee to be prepared in a manner consistent with First Muskogee's past practices, including providing information to the Holders relating to their increase in basis of First Muskogee Common Stock. Such return will be prepared based on a closing of the First Muskogee books as of the Closing Date.

        6.19 ITI-UNISYS CONTRACT. First Muskogee shall terminate the ITI-Unisys Contract.

7. CONDITIONS PRECEDENT TO CLOSING BY BOKF AND MERGERCORP. The obligation of BOKF and Mergercorp to consummate and close this transaction is conditioned upon each and all of the following:


        7.1 The representations, warranties and covenants of First Muskogee and First Muskogee Bank shall be materially true at the Closing as though such representations, warranties and covenants were also made at the Closing.

        7.2 The Federal Reserve Board shall have approved the Merger, or issued a waiver of approval, in accordance with 12 U.S.C.
                  Section 1842 and 12 C.F.R. Section 225. The Office of the Comptroller of the Currency shall have approved the merger of First Muskogee Bank into BOk in accordance with 12 U.S.C.
                  Section 215a and 12 C.F.R. 5.33, and such other regulatory approval as may be required is obtained.

        7.3 First Muskogee, First Muskogee Bank and Principal Shareholders shall have performed and complied with, in all material respects, all of their obligations under this Merger Agreement which are to be performed or complied with by them prior to or on the Closing Date.

        7.4 First Muskogee shall have delivered to BOKF an opinion of its counsel, dated the Closing Date, in the form and content of the opinion attached hereto as Exhibit 7.4.

        7.5 BOKF shall have received an opinion of Ernst & Young that the Merger is appropriately accounted for as a pooling of interest in accordance with A.P.B. No. 16.

        7.6 The shareholders of First Muskogee shall have approved this Merger Agreement in accordance with the Oklahoma General Corporation Act. First Muskogee Bank shall have entered into an agreement to merge with BOk, subject to the Closing of this Merger Agreement, in form and content acceptable to BOKF.

        7.7 Contemporaneously herewith, each of Leonard, Chris Condley, and David Thompson shall have entered into employment agreements, subject to the Closing of this Merger Agreement, acceptable in form and content to BOKF. Each director of First Muskogee and First Muskogee Bank, which BOKF deems critical in BOKF's good faith judgment, shall, prior to or at the Closing, have entered into a non-competition agreement in the form of Exhibit 7.7.

        7.8 Neither First Muskogee taken as a whole or First Muskogee Bank taken as a whole shall have suffered any material adverse change in their financial conditions, assets, liabilities, businesses or properties.

        7.9 Holders of no more than eight percent (8%) of the First Muskogee Common Stock shall have exercised appraisal rights under Section 1091 of the Oklahoma General Corporations Act.

        7.10 BOKF shall have received an opinion of Crowe & Dunlevy addressed to BOKF that the Merger is a tax free reorganization in accordance with Internal Revenue Code Section 368(a)(2)(D).

        In the event any one or more of these conditions shall not have been fulfilled prior to or at the Closing, BOKF and Mergercorp may terminate this Merger Agreement by written notice to First Muskogee, in which event neither party shall have any further obligation or liability to the other except the obligations of BOKF set forth in Section 6.7 and Section 11 and the obligations of First Muskogee and First Muskogee Bank set forth in Section 4.11 and Section
        12. BOKF shall be entitled to waive compliance with any one or more of the conditions, representations, warranties or covenants in whole or in part.

8. CONDITIONS PRECEDENT TO CLOSING BY FIRST MUSKOGEE. The obligation of First Muskogee and First Muskogee Bank to consummate and close this transaction are conditioned upon each and all of the following:

        8.1 The representations, warranties and covenants of BOKF and Mergercorp made in this Merger Agreement shall be true at the Closing as though such representations, warranties and covenants were also made at the Closing.

        8.2 BOKF and Mergercorp shall have performed and complied, in all material respects, with all of their obligations under this Merger Agreement which are to be performed or complied with by them prior to or at the Closing.

        8.3 BOKF shall have delivered to the Holders an opinion of its counsel, Frederic Dorwart, Tulsa, Oklahoma, dated the Closing Date, in the form and content of the opinion attached hereto as Exhibit 8.3.

        8.4 The Federal Reserve Board shall have approved the Merger, or issued a waiver of approval, in accordance with 12 U.S.C.
                  Section 1842 and 12 C.F.R. Section 225. The Office of the Comptroller of the Currency shall have approved the merger of First Muskogee Bank into BOk in accordance with 12 U.S.C.
                  Section 215a and 12 C.F.R. 5.33, and such other regulatory approval as may be required is obtained.

        8.5 There shall have been no material and adverse change in the financial condition, results of operations, assets, business or properties of BOKF taken as a whole.

        8.6 First Muskogee shall have received an opinion of Crowe & Dunlevy addressed to the shareholders of First Muskogee that the Merger is a tax free reorganization in accordance with Internal Revenue Code Section 368(a)(2)(D).

        8.7 The Holders shall have approved this Merger Agreement and the transactions contemplated hereby as required by the Oklahoma General Corporations Act.

        First Muskogee shall be entitled to waive compliance with any one or more of the conditions, representations, warranties or covenants in whole or in part. In the event any one or more of these conditions shall not have been fulfilled prior to or at the Closing, First Muskogee may terminate this Merger Agreement by notice to BOKF, in which event no party shall have any further obligation or liability to the other, except the obligations of BOKF set forth in Section 6.7 and
        Section 11 and the obligations of First Muskogee set forth in Section
        12.

9. CLOSING. The Closing ("Closing" or "Closing Date") of the transactions contemplated by this Merger Agreement shall take place five (5) business days following the first day on which (i) BOKF and Mergercorp can lawfully consummate the Merger under 12 U.S.C. Section 1842, 12 C.F.R. Section 225 and other applicable laws, rules and regulations and
        (ii) BOk and First Muskogee Bank can merge under 12 U.S.C. Section 215a, and 12 C.F.R. Section 5.23 and other applicable laws, rules and regulations. In any event, if the Closing Date does not occur on or before June 1, 1999, then either BOKF or First Muskogee may by notice to the other, terminate this Merger Agreement, provided such notice is given on or before June 15, 1999; and provided further such termination shall be subject to the provisions of Section 11 or Section 12, as the case may be. The Closing shall be held at 10:00 a.m. on the Closing Date at the offices of First Muskogee Bank or at such other time and place as BOKF and First Muskogee may agree. At the Closing, BOKF, Mergercorp, First Muskogee, and Principal Shareholders shall execute and deliver all of the documents and take all other actions which are contemplated by the terms hereof.

        9.1 Without limiting the generality of Section 9 of this Merger Agreement, the following actions shall be taken at the Closing concurrently. First Muskogee shall:

                  9.1.1 Use commercially reasonable efforts to cause to be delivered to Mergercorp certificates representing the First Muskogee Common Stock;

                  9.1.2 Deliver the opinion of First Muskogee's counsel pursuant to Section 7.4; and,

                  9.1.3 Except as otherwise set forth on Exhibit 9.1.3, cause the employment agreements, plans and payments described in Exhibit 4.15 to be terminated and discharged at no cost to First Muskogee and First Muskogee Bank.

        9.2 Without limiting the generality of Section 9 of this Merger Agreement, the following actions shall be taken at the Closing concurrently. BOKF shall:

                  9.2.1 Issue and deliver to Mergercorp certificates to evidence the conversion of the First Muskogee Common Stock into shares of BOKF, as provided in Section
                           2.7 subject to adjustment in accordance with the next sentence. In the event that BOKF shall, on or prior to the Closing Date,

                           (a) declare or pay to the holders of its Common Stock a dividend payable in any kind of shares of stock or other equity securities of BOKF, (b) change or divide or otherwise reclassify its Common Stock into the same or a different number of shares of any class or classes or authorize any such change, division or reclassification, (c) consolidate or merge with, or transfer its property as an entirety or substantially as an entirety to, any other corporation or entity or authorize any such consolidation, merger or transfer, or (d) make any distribution of its assets to holders of its Common Stock as a liquidation or partial liquidation, dividend or by way of return of capital or authorize any such distribution, then BOKF shall issue and deliver such additional shares of stock of BOKF, or such reclassified shares of stock of BOKF, or such shares of the securities or property of BOKF resulting from such consolidation or merger or transfer, or such assets of BOKF, which the Holders would have been entitled to receive had the Holders been shareholders of BOKF immediately prior to the happening of any of the foregoing events.

                  9.2.2    Deliver the opinion of BOKF's counsel pursuant to
                           Section 8.3.

                  9.2.3 Cause appropriate evidences of merger to be filed in accordance with applicable law.

        9.3 Without limiting the generality of Section 9 of this Merger Agreement, the following actions shall be taken at the Closing concurrently. Mergercorp shall deliver the BOKF Shares to the record holders (as of a date set by First Muskogee which date shall be not later than five business days preceding the Closing) of First Muskogee Common Stock in accordance with
                  Section 2.7.

10. PROVISIONS RESPECTING BOKF SHARES. The following provisions shall apply to all BOKF Shares issued in accordance with this Merger Agreement (the "BOKF Shares"):

        10.1 Each Principal Shareholder individually represents and warrants to BOKF that:

                  10.1.1 Such Principal Shareholder is not acquiring the BOKF Shares with a view to further distribution and shall not sell any BOKF Shares until such BOKF Shares shall have been registered under the Securities Act of 1933 and any applicable Blue Sky Act or are sold in a transaction exempt from such registration.

                  10.1.2 Such Principal Shareholder is acquiring the BOKF Shares for his own account.

        10.2 On the terms and conditions set forth in this Section 10, (i) BOKF shall, on the next business day following the Closing, file an SEC registration statement on Form S-3 for the offer and sale of BOKF Common Stock by Holders of the BOKF Shares received by them pursuant to Section 2.7 (the "Holders Registration"), in non-underwritten transactions from time to time, and use BOKF's best efforts to cause such registration statement to become effective, and (ii) in addition, BOKF shall, on or before December 31, 1999, at a time to be determined by BOKF in the exercise of its sole discretion (without any obligation to provide any explanation for the exercise of such discretion), file a registration statement for an underwritten primary and/or secondary offering (the "Underwritten Registration") with the SEC and with the comparable state securities commissions in such states (the securities laws of which are collectively called the "Blue Sky Acts") as BOKF shall in the exercise of its sole discretion (without any obligation to provide any explanation for the exercise of such discretion) determine and use BOKF's best efforts to cause such registration statement to become effective. The Holders Registration and the Underwritten Registration are hereafter individually and collectively called the "registration" or "registration statement"). The registration shall be on the following terms and conditions:

                  10.2.1 Michael S. Leonard shall be the representative of Holders to serve as their agent for the performance of all obligations, and the exercise of all rights arising under this Section, Section 4 and Section 5 ("Agent"). The Holders may change their designated Agent, prospectively only, to any other person or entity upon notice thereof to BOKF signed by a majority in interest of all Holders then owning the BOKF Shares. The Agent shall not be deemed a fiduciary of Holders and shall be liable to Holders only for gross negligence or intentional wrongdoing.

                  10.2.2 The registration statement shall be filed in compliance with the Securities Act of 1933 and the Blue Sky Acts.

                  10.2.3 BOKF shall pay all costs of the registration (including filing fees, legal, accounting, printing, and transfer agent costs), excluding Holders legal fees, and underwriting discounts and commissions. BOKF shall make available to Holders such number of prospectus as Agent may reasonably request.

                  10.2.4 BOKF shall submit all registration documents to Agent, reasonably in advance of filing or finalizing such documents and shall receive, consider and accept or reject (in BOKF's reasonable discretion) such comments as Agent shall timely make. BOKF shall file the registration statement in accordance with all applicable laws.

                  10.2.5 BOKF represents and warrants that the registration statement (including any prospectus) will (i) contain all statements respecting BOKF (and its subsidiaries) which are required to be stated therein in accordance with the Securities Act of 1933 and the Blue Sky Acts, (ii) conform in all material respects with the applicable requirements of such acts, and (iii) will not contain any untrue statement of a material fact concerning BOKF (and its subsidiaries), or fail to state any material fact necessary to make the statements therein concerning BOKF (and its subsidiaries) not misleading.

                  10.2.6 Agent shall cooperate with BOKF in the registration as may be appropriate.

                  10.2.7 BOKF shall keep Agent reasonably advised of the status of the registration including any underwriting agreements into which BOKF may enter as hereafter provided.

                  10.2.8 Except for the Holders Registration and the Underwritten Registration, BOKF shall have no obligation to register the BOKF Shares.

                  10.2.9 In the Underwritten Registration, BOKF may combine the registration of the BOKF Shares issued by BOKF with shares of BOKF Common Stock held by others, including affiliates of BOKF. BOKF shall notify Agent reasonably in advance of its intention to file the Underwritten Registration and, in the event the Agent so requests, shall combine the registration of the BOKF Shares (or such number of BOKF Shares as the Agent may request) with the other shares of BOKF Common Stock being offered (whether to be issued by BOKF or sold for the account of others including affiliates of BOKF). In the event some or all of the BOKF Shares are offered in the Underwritten Registration, (i) such BOKF Shares shall be offered for sale pursuant to such underwriting agreements (and the terms and provisions thereof, including such allocations among selling shareholders) as BOKF shall in good faith enter with underwriters and (ii) the Holders offering such

                           BOKF Shares shall pay their proportionate share of any selling or underwriting fees and commissions incurred in connection with an Underwritten Registration.

                  10.2.10 Upon at least three (3) business days prior written notice by BOKF given to the Agent specifying a ninety (90) calendar day period commencing in 1999 (the "Lockup Period") those Holders owning more than 2,000 shares of First Muskogee Common Stock as of the date hereof ("Lockup Shareholders") shall not offer or sell BOKF Shares pursuant to the Holders' Registration during the Lockup Period, except in non-NASDAQ privately negotiated transactions.

                  10.2.11 If at any time, BOKF has material information not publicly disclosed which, under the applicable regulations of the Securities and Exchange Commission precludes the sale of BOKF Shares without an effective amendment to the registration statement: 10.2.11.1 BOKF shall promptly advise Agent and Agent shall advise Holders to cease effecting sales of the BOKF Shares until an appropriate amendment becomes effective;

                           10.2.11.2 BOKF shall withhold such information from the public for only the reasonable period of time a valid reason for such non-disclosure exists; and,

                           10.2.11.3 BOKF shall promptly file an appropriate amendment and use its best efforts to cause the amendment to become effective on the same terms and conditions as provided above for the registration statement.

                           10.2.11.4 BOKF shall use its best efforts to maintain the effectiveness of the registration statement for a period of time from the effectiveness of the Holders' Registration until the expiration of two years following the Closing.

                           10.2.11.5 BOKF shall amend or supplement the registration statement at the request of Holders' Agent to name any donee or pledgee as a selling shareholder.

                  10.2.12 Each Holder offering BOKF Shares for sale pursuant to the registration shall indemnify BOKF, its directors and officers and each person controlling BOKF for any costs or expenses incurred by it or them for any material breach of Holders' agreements under this Section and in respect of any untrue statement of a material fact contained in the registration statement or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading but only to the extent that such untrue statement or omission is made in such registration statement in reliance upon and in conformity with written information furnished to BOKF by or on behalf of such Holder for use in the preparation of such registration statement or prospectus included therein. BOKF will indemnify each Holder for any costs or expenses incurred by the Holder for any material breach of BOKF's agreements under this Section or non-compliance with law in respect of this Section and/or in respect of any untrue statement of a material fact contained in the registration statement or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that BOKF will not be liable in any such case to the extent that any such cost or expense arises out of or is based upon any untrue statement or omission made in reliance upon and in conformity with written information furnished to BOKF by or on behalf of such Shareholder for use in the preparation of such registration statement or prospectus therein.

                  10.2.13 BOKF shall, from the date of the issuance of the BOKF Shares until the second anniversary of such issuance, maintain its eligibility to use SEC Form S-3 or its equivalent.

                  10.2.14 The representations and warranties made in this Section shall survive for the maximum periods permitted by applicable law.

                  10.2.15 The provisions of this Section 10 are for the express benefit of each of the Holders, but the Holders shall only be permitted to enforce this Section by action taken solely by Agent on behalf of all Holders determined by the vote of a majority in interest.

        10.3 RESTRICTIONS ON TRANSFER. Each BOKF Share shall be issued subject to the following restrictions:

                  10.3.1 No BOKF Share issued to a person whom BOKF in the exercise of its sole discretion (provided only such discretion is exercised in good faith) determines is an affiliate within the meaning of SEC Rule 405 (each herein called an "Affiliate Share") may be sold or otherwise transferred until BOKF shall have published financial statements which reflect at least one month's combined operations subsequent to the Closing.

                  10.3.2 Each certificate representing an Affiliate Share shall bear a restrictive legend evidencing the restriction described in the preceding subsection.

                  10.3.3 Each certificate representing an Affiliate Share shall bear a usual and customary private placement restricted stock legend in addition to the legend described in the preceding subsection and shall be subject to stop transfer orders (as reasonably required); provided, however, at such time as BOKF shall have published financial statements which reflect at least one month's combined operations subsequent to the Closing, and upon the effectiveness of the Holders' Registration or upon receipt of an opinion of counsel that a proposed sale or other transfer of a specified number of shares of BOKF Common Stock will comply with or be exempt from the Securities Act of 1933, BOKF shall as promptly as practicable after receipt of the stock certificates representing such Affiliate Shares (and, in any event, within seven business days after such receipt) direct BOKF's transfer agent to remove the stop transfer order and reissue a stock certificate evidencing such Affiliate Shares without any restrictive legend.

                  10.3.4 First Muskogee shall use commercially reasonable efforts to obtain agreements from its affiliates acknowledging that the BOKF Shares are subject to the provisions of this Section 10.

                  10.3.5 All certificates representing BOKF Shares shall bear a private placement restrictive legend and the Holders thereof shall not be entitled to sell or transfer any such BOKF Shares except pursuant to the Holders Registration, the Underwritten Registration, or an opinion of counsel to BOKF (which opinion shall not be unreasonably withheld, delayed, or denied) that the transaction is exempt from registration pursuant to the Securities Act of 1933 and any applicable Blue Sky Acts.

                  10.3.6 All certificates representing BOKF Shares issued in respect of shares of First Muskogee Common Stock held by a Lockup Shareholder as of the date hereof shall bear a restrictive legend.

11. FIRST MUSKOGEE TERMINATION DAMAGES. In the event this Agreement is not consummated by reason of a failure of one or more of the conditions precedent set forth in Sections 7.5, 8.1, 8.2, 8.3, 8.4 or 8.5 through no fault of First Muskogee, then BOKF shall promptly pay First Muskogee the sum of One Million Dollars ($1,000,000) as an amount to compensate First Muskogee for damages, and not as a penalty, arising from or in connection with such termination and failure to consummate the Merger, which amount BOKF and First Muskogee agree would be very difficult to determine and which agreed amount BOKF and First Muskogee agree is fair and reasonable.

12. BOKF TERMINATION DAMAGES. In the event this Agreement is not consummated by reason of a failure of one or more of the conditions precedent set forth in Sections 7.1, 7.2 (but only in the event such condition fails because of a breach by First Muskogee or First Muskogee Bancshares of a promise, covenant, representation or warranty set forth in this Merger Agreement), 7.3, 7.4, 7.6, 7.7, and 7.8 through no fault of BOKF, then First Muskogee shall promptly pay BOKF the sum of Two Hundred Fifty Thousand Dollars ($250,000) as an amount to compensate BOKF for damages, and not as a penalty, arising from or in connection with such termination and failure to consummate the Merger, which amount BOKF and First Muskogee agree would be very difficult to determine and which agreed amount BOKF and First Muskogee agree is fair and reasonable.

13. THE BOKF COMMON STOCK ESCROW. The BOKF Common Stock Escrow shall be established on the following terms and conditions:

        13.1      The escrow agent shall be BOk ("Escrow Agent").

        13.2 The BOKF Common Stock Escrow shall be governed by the standard form of escrow agreement generally in use by BOk (the "Escrow Agreement").

        13.3 BOKF shall deliver the Escrow Shares to the Escrow Agent at the Closing.

        13.4 In the event BOKF claims a breach of the representations and warranties of First Muskogee and First Muskogee Bank arising under this Merger Agreement, BOKF shall give notice of the claim to the Agent (a "Claim"). The notice shall identify the representations and warranties which BOKF claims have been breached and describe in reasonable detail the basis of the Claim.

        13.5 In the event BOKF makes a Claim(s) prior to the Claim Notice Deadline, the Escrow Agent shall continue to hold the Escrow Shares until such Claim(s) is resolved by (i) the mutual agreement of Agent and BOKF or (ii) a final adjudication determining the merits of the Claim(s), at which time the Escrow shall terminate and the Escrow Agent shall pay (a "Claim Payment") the Claim as mutually agreed or finally adjudicated (an "Allowed Claim"); provided, however, Allowed Claims shall be paid only to the extent the total of all Allowed Claims exceeds $100,000.

        13.6 A Claim Payment shall be made by the delivery to BOKF of that number of Escrow Shares determined by dividing the amount of the Allowed Claim by an amount equal to the average of the mid-points between the highest price and the lowest price at which trades occurred (or, in the event of a single trade, the price of such trade) for BOKF Common Stock on NASDAQ on the five (5) trading days on which at least one trade actually occurs immediately preceding the Closing.

        13.7 The Escrow shall terminate at the later of the Claim Notice Deadline or the date on which all timely noticed Claims have been resolved by mutual agreement or final adjudication and all Allowed Claims, if any, shall have been paid.

        13.8 Upon termination of the Escrow all Escrow Shares remaining in the Escrow shall be delivered to Holders in the same proportion as the shares were deposited in the Escrow.

        13.9 The rights of the Holders to receive BOKF Shares from the Escrow shall not be assignable or transferable except by operation of law or by intestacy or with the approval of BOKF (which approval shall not be unreasonably withheld, delayed, or denied) and will not be evidenced by any certificate or other evidence of ownership.

        13.10 BOKF shall pay the fees and costs of the Escrow Agent with respect to the Escrow.

        13.11 The cost, if any, to First Muskogee and First Muskogee Bank of terminating the ITI-Unisys Contract shall be an Allowed Claim.

14. MISCELLANEOUS PROVISIONS. The following miscellaneous provisions shall apply to this Agreement:




        14.1 All notices or advices required or permitted to be given by or pursuant to this Agreement, shall be given in writing. All such notices and advices shall be (i) delivered personally,
                  (ii) delivered by facsimile or delivered by U.S. Registered or Certified Mail, Return Receipt Requested mail, or (iii) delivered for overnight delivery by a nationally recognized overnight courier service. Such notices and advices shall be deemed to have been given (i) the first business day following the date of delivery if delivered personally or by facsimile, (ii) on the third business day following the date of mailing if mailed by U.S. Registered or Certified Mail, Return Receipt Requested, or (iii) on the date of receipt if delivered for overnight delivery by a nationally recognized overnight courier service. All such notices and advices and all other communications related to this Agreement shall be given as follows:

                      BOKF and Mergercorp:

                          James A. White, Executive Vice President
                          BOK FINANCIAL CORPORATION
                          P.O. Box 2300
                          Tulsa, OK 74192
                          (918) 588-6853 - Facsimile

                          and

                          Frederic Dorwart, Secretary and General Counsel to BOK Financial Corporation
                          Old City Hall
                          124 East Fourth Street
                          Tulsa, OK 74103
                          (918) 583-8251 - Facsimile

                      First Muskogee, Principal Shareholders,
                      and First Muskogee Bank:

                          Michael S. Leonard
                          215 State Street
                          Muskogee, Oklahoma 74401-6526
                          (918) 684-2737 - Facsimile

                          and

                          Michael M. Stewart
                          Crowe & Dunlevy
                          1800 Mid-America Tower
                          Oklahoma City, OK
                          (405) 272-5238 - Facsimile
                  or to such other address as the party may have furnished to the other parties in accordance herewith, except that notice of change of addresses shall be effective only upon receipt.

        14.2 This Agreement is made and executed in Tulsa County, Oklahoma.

        14.3 This Agreement shall be subject to, and interpreted by and in accordance with, the laws (excluding conflict of law provisions) of the State of Oklahoma.

        14.4 This Agreement is the entire Agreement of the parties respecting the subject matter hereof. There are no other agreements, representations or warranties, whether oral or written, respecting the subject matter hereof.

        14.5 No course of prior dealings involving any of the parties hereto and no usage of trade shall be relevant or advisable to interpret, supplement, explain or vary any of the terms of this Agreement, except as expressly provided herein.

        14.6 This Agreement, and all the provisions of this Agreement, shall be deemed drafted by all of the parties hereto.

        14.7 This Agreement shall not be interpreted strictly for or against any party, but solely in accordance with the fair meaning of the provisions hereof to effectuate the purposes and interest of this Agreement.

        14.8 Each party hereto has entered into this Agreement based solely upon the agreements, representations and warranties expressly set forth herein and upon his own knowledge and investigation. Neither party has relied upon any representation or warranty of any other party hereto except any such representations or warranties as are expressly set forth herein.

        14.9 Each of the persons signing below on behalf of a party hereto represents and warrants that he or she has full requisite power and authority to execute and deliver this Agreement on behalf of the parties for whom he or she is signing and to bind such party to the terms and conditions of this Agreement.

        14.10 This Agreement may be executed in counterparts, each of which shall be deemed an original. This Agreement shall become effective only when all of the parties hereto shall have executed the original or counterpart hereof. This agreement may be executed and delivered by a facsimile transmission of a counterpart signature page hereof.

        14.11 In any action brought by a party hereto to enforce the obligations of any other party hereto, the prevailing party shall be entitled to collect from the opposing party to such action such party's reasonable litigation costs and attorneys fees and expenses (including court costs, reasonable fees of accountants and experts, and other expenses incidental to the litigation).

        14.12 This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns.

        14.13 This is not a third party beneficiary contract except as otherwise expressly stated herein. No person or entity other than a party signing this Agreement shall have any rights under this Agreement except as otherwise expressly stated herein.

        14.14 This Agreement may be amended or modified only in a writing which specifically references this Agreement.

        14.15     This Agreement may not be assigned by any party hereto.

        14.16 A party to this Agreement may decide or fail to require full or timely performance of any obligation arising under this Agreement. The decision or failure of a party hereto to require full or timely performance of any obligation arising under this Agreement (whether on a single occasion or on multiple occasions) shall not be deemed a waiver of any such obligation. No such decisions or failures shall give rise to any claim of estoppel, laches, course of dealing, amendment of this Agreement by course of dealing, or other defense of any nature to any obligation arising hereunder.

        14.17 The repudiation, breach, or failure to perform any obligation arising under this Agreement by a party after reasonable notice thereof shall be deemed a repudiation, breach, and failure to perform all of such party's obligations arising under this Agreement.

        14.18 Time is of the essence with respect to each obligation arising under this Agreement. The failure to timely perform an obligation arising hereunder shall be deemed a failure to perform the obligation.

        14.19 Any cause of action for a breach or enforcement of, or a declaratory judgment respecting, this Agreement shall be commenced and maintained only in the United States District Court for the Northern District of Oklahoma or the applicable Oklahoma state trial court sitting in Tulsa, Oklahoma and having subject matter jurisdiction.

        14.20 All actions taken and documents delivered at the Closing shall be deemed to have been taken and executed simultaneously and no action shall be deemed taken nor any document delivered until all have been taken and delivered.

Dated and effective the date first set forth above.

                              FIRST BANCSHARES OF MUSKOGEE, INC.,
                              an Oklahoma Corporation

                         By   /s/ Michael S. Leonard
                           ----------------------------------------------------
                              Michael S. Leonard, Vice President

                              FIRST NATIONAL BANK AND TRUST COMPANY
                              OF MUSKOGEE

                         By    /s/ Michael S. Leonard
                           ----------------------------------------------------
                              Michael S. Leonard, President

                         Principal Shareholders of First Bancshares of Muskogee, Inc. (As Set Forth On Exhibit 1.3)

                              /s/ Chris Condley
                           ----------------------------------------------------
                              Chris Condley

                              /s/ David Guthery
                           ----------------------------------------------------
                              David or Jeanie Guthery

                              /s/ Robert Krumme
                           ----------------------------------------------------
                              Robert Krumme

                              /s/ Robert Krumme
                           ----------------------------------------------------
                              Robert Krumme, as Custodian for Carolyn Krumme

                              /s/ Robert Krumme
                           ----------------------------------------------------
                              Robert Krumme, as Custodian for John Krumme

                              /s/ Courtney Lamont
                           ----------------------------------------------------
                              Courtney Lamont

                              /s/ Hank Leonard
                           ----------------------------------------------------
                              Hank Leonard, Trustee of the Courtney Lamont Trust

                              /s/ Amy Leonard
                           ----------------------------------------------------
                              Amy Leonard

                              /s/ Hank Leonard
                           ----------------------------------------------------
                              Hank Leonard, Trustee of the Amy Leonard Trust

                              /s/ Carlene Leonard
                           ----------------------------------------------------
                              Carlene Leonard, Trustee of the
                              Carlene Leonard Trust

                              /s/ Harry Leonard
                           ----------------------------------------------------
                              Harry Leonard, Trustee of the Harry Leonard Trust

                              /s/ Hank Leonard
                           ----------------------------------------------------
                              Hank Leonard

                              /s/ Michael Leonard
                           ----------------------------------------------------
                              Michael Leonard, Trustee of the
                              Michael Leonard Trust

                              /s/ Robert List
                           ----------------------------------------------------
                              Robert List

                              /s/ Bob Smith
                           ----------------------------------------------------
                              Bob Smith

                              /s/ Robert N. Yaffe
                           ----------------------------------------------------
                              Robert N. Yaffe

                              BOK FINANCIAL CORPORATION

                         By    /s/ James A. White
                           ----------------------------------------------------
                              James A. White, Executive Vice President

                              BOKF MERGER CORPORATION NUMBER SEVEN

                         By    /s/ James A. White
                           ----------------------------------------------------
                              James A. White, Vice-President

                                  EXHIBIT 1.3
                                       TO
                                MERGER AGREEMENT

                             Principal Shareholders

                                                                                  # OF SHARES
        Chris Condley                                                                     410
        David or Jeanie Guthery                                                         2,930
        Robert Krumme                                                                   3,079
        Robert Krumme, as Custodian for Carolyn Krumme                                    571
        Robert Krumme, as Custodian for John Krumme                                       571
        Courtney Lamont                                                                 1,229
        Hank Leonard, Trustee of the Courtney Lamont Trust                                750
        Amy Leonard                                                                     1,229
        Hank Leonard, Trustee of the Amy Leonard Trust                                    750
        Carlene Leonard, Trustee of the Carlene Leonard Trust                             876
        Harry Leonard, Trustee of the Harry Leonard Trust                                 876
        Hank Leonard                                                                    2,408
        Michael Leonard, Trustee of the Michael Leonard Trust                           4,733
        Robert List                                                                     2,390
        Bob Smith                                                                      11,772
        Robert N. Yaffe                                                                 9,000
                                                                                      -------
                                                                                       43,574
        Total Shares Outstanding                                                       81,260

        Percent of Total                                                                 53.5%

                                  EXHIBIT 2.9
                                       TO
                                MERGER AGREEMENT

                                  EXHIBIT 4.3
                                       TO
                                MERGER AGREEMENT

                                  Subsidiaries


                   First Bancshares of Muskogee owns 100% of
                      First Muskogee Insurance Corporation

                                 EXHIBIT 4.6.3
                                       TO
                                MERGER AGREEMENT

                              Material Liabilities



        1.        HUD Loan Indemnified

                           Saunders             45,110.29       Current
                           McReynolds           56,617.63       Current

                                               101,727.92

        2.        Sheshunoff Contract - Investment Banking Firm

        3.        Crowe & Dunlevy, Attorneys - Legal Fees

        4. There has been no reserve for income taxes due to Subchapter S status or arising from termination of S Status due to the Merger.

        5.        Information Technology Inc. Contracts

        6.        Liability Under the Unisys Contracts

        7.        Accrued vacation not on financial statements

        8.        Liabilities described under all other exhibits

        9.        Liabilities under $25,000, which are not material.

                                  EXHIBIT 4.7
                                       TO
                                MERGER AGREEMENT

                Conduct of Business Prior to Closing Exceptions



        1.        Contracts listed on Exhibit 4.9 since 9/30/98.

        2.        Payments permitted by the express terms of the Merger
                  Agreement

                                  EXHIBIT 4.9
                                       TO
                                MERGER AGREEMENT

                           Contracts and Commitments


                  None; except as listed below:

        1.        Contracts with Information Technology Inc.

        2.        Contracts with Unisys

        3.        Tenant leases

        4.        Data Processing Agreement with First Bank & Trust, Wagoner

        5.        SW Bell Contracts

        6.        NW Mutual Life Insurance Contract on M.S. Leonard

        7.        NW Mutual Life Insurance Contract on C.L. Condley

        8.        NW Mutual Life Insurance Contract on Glen Scott

        9.        NW Mutual Life Insurance Contract on Lanny Andrews

        11.       NW Mutual Life Insurance Contract on Letha Hoos

        12.       K-Mart ATM Lease

        13.       NW Mutual Life Insurance Contract on Pam Ford

        First National Bank has notified Information Technology Inc. and Unisys of cancellation of the above contracts. This cancellation will cause First National Bank to be in default under the contracts.

                                  EXHIBIT 4.10
                                       TO
                                MERGER AGREEMENT

                               Pending Litigation

        1.        Muskogee Title / U.S. Fidelity & Guaranty

        2.        Mike Butler, et al

        3.        Kenneth Mather Bankruptcy Trustee

        4.        Various Actions Where First National Bank is Plaintiff

                                  EXHIBIT 4.15
                                       TO
                                MERGER AGREEMENT

                      Employee Contracts and Benefit Plans


        1.        Melody Diebold - Employment Contract

        2. Deferred Compensation Plans for: M.S. Leonard, C.L. Condley, Glen Scott, P.L. Ford, Lanny Andrews and Letha Hoos - Attached Schedule

        3.        Stock Option Plan for M.S. Leonard, C.L. Condley and P.L.
                  Ford

        4.        First Bancshares of Muskogee Employees 401(K) Profit Sharing
                  Plan

        5.        Health Plan

        6.        Long Term Disability Plan

        7.        Employee Life Insurance Plan

        8.        Vacation and Sick Leave Plan

        9. Employee benefits and agreements specifically permitted by the Merger Agreement

                                 EXHIBIT 6.12.1
                                       TO
                                MERGER AGREEMENT

                              Employment Agreement



                   None; except Leonard Employment Agreement.

                                  EXHIBIT 6.13
                                       TO
                                MERGER AGREEMENT

                                  Obligations


        BONUS. BOKF shall cause BOk to pay a bonus ("Bonus") of Ten Thousand Dollars (less withholding) to each of the following employees of First Muskogee Bank who are not offered, on or before the Closing, employment by BOk in Tulsa or Muskogee on terms and conditions, including salary, comparable to their employment with First Muskogee: L. Andrews, G. Batson, P. Ford, L. Hoos, and G. Scott. Each bonus shall be paid immediately following the Closing.

        SEVERANCE PAY FOR REDUCTION IN FORCE. In the event any employees of First Muskogee Bank shall be terminated by BOK as a result of a reduction in force or without cause on or before the first day of the twelfth (12th) calendar month following the Closing, BOKF shall cause BOk to pay such employees severance pay (less usual and customary withholdings) in an amount equal to each such employee's regular salary (excluding bonuses, incentive compensation, and the like) for four weeks plus one week for each full year of employment with First Muskogee Bank not exceeding twelve weeks. For the purpose of determining entitlement to severance pay in accordance with this paragraph, no First Muskogee Bank employee shall be required to change his place of work from the Muskogee area.

        CONSUMMATION PAY. BOKF shall cause First Muskogee Bank to pay an aggregate amount not exceeding $105,000 to First Muskogee Bank employees (which may be employees receiving benefits under the other provisions of this Exhibit) for the purpose of ensuring such employees continue to perform their duties through the date of the consummation of the Merger and the merger of First Muskogee Bank into BOk, as mutually agreed between the Chief Executive Officer of First Muskogee Bank and BOKF.

        CHANGE IN CONTROL BONUS POOL. At or immediately before the Closing, First Muskogee Bank may pay bonuses in the aggregate amount of approximately $258,398 (including FICA and other indirect costs) to such employees of First Muskogee Bank as the Chief Executive Officer of First Muskogee Bank determines, which shall be in addition to the other bonuses and severance payments permitted by this Merger Agreement.

                                  EXHIBIT 6.3.7
                                       TO
                                MERGER AGREEMENT

                             Compensation Exceptions


        1.        Payments permitted by the express terms of the Merger
                  Agreement

        2.        1998 Stock Options for M.S. Leonard, C.L. Condley and P.L.
                  Ford per Exhibit 2.9

        3. Employment Agreements with M.S. Leonard, C.L. Condley and David Thompson as contemplated by Merger Agreement

                                  EXHIBIT 7.4
                                       TO
                                MERGER AGREEMENT

                        First Muskogee Counsel's Opinion


           [To be prepared by mutual agreement of counsel to BOKF and counsel to First Muskogee.]

                                  EXHIBIT 7.7
                                       TO
                                MERGER AGREEMENT

                            AGREEMENT NOT TO COMPETE

        This Agreement Not to Compete ("Agreement") is made effective as of _____________, 199___ (the "Effective Date") between:

             (i)  _____________________ ("Principal"); and,

             (ii) BOK Financial Corporation ("BOKF").

        In consideration of the mutual covenants contained herein, the adequacy of which is hereby expressly acknowledged, and intending to be legally bound hereby, Principal and BOKF agree as follows:

        (1) PURPOSE OF THIS AGREEMENT NOT TO COMPETE. Principal is a key officer or director and shareholder of First Muskogee and/or First Muskogee Bank. The shareholders of First Muskogee and First Muskogee Bank and BOKF are contemporaneously herewith entering into that certain Merger Agreement dated effective as of ______________, 1998 to which reference is hereby made (the "Merger Agreement"). The Merger Agreement constitutes the sale of the goodwill of the business of First Muskogee and First Muskogee Bank to BOKF. Principal acknowledges that competition by Principal with BOKF would damage the goodwill being sold by Principal. The purpose of this agreement is to set forth the terms and conditions on which Principal agrees not to compete with BOKF. The defined terms set forth herein shall have the meanings set forth in the Merger Agreement.

        (2) Principal hereby agrees that, from and after the Closing for one year following the closing, Principal shall not directly or indirectly (whether as an officer, director, employee, partner, stockholder, creditor or agent or representative of other persons or entities or in any other manner) engage in the banking business in Muskogee County, State of Oklahoma or any county contiguous thereto or in such other area where First Muskogee or First Muskogee Bank has heretofore regularly conducted business or maintained an office.

        (3) Paragraph 2 hereof shall not apply to any investment by the Principal in any widely-held class of securities of any banking business, which investment comprises less than 5% of the total number of shares of that class of securities outstanding.

        (4)  Principal agrees that:

        (a) This Agreement is entered into in connection with the sale of the goodwill of First Muskogee and First Muskogee Bank within the meaning of the laws of Oklahoma relating to agreements not to compete.

        (b) The restrictions imposed by this Agreement (particularly the geographical and time restrictions) are fair, reasonable and necessary to protect the goodwill of First Muskogee and First Muskogee Bank which is being sold to BOKF.

        (c) Any remedy at law for any breach of this Agreement would be inadequate and, in the event of any such breach, BOKF shall be entitled to immediate and permanent injunctive relief to preclude any such breach (in addition to any remedies at law to which BOKF may be entitled) without any necessity of establishing irreparable injury or posting bond or security therefore.

        (d) Without limiting the generality of the obligations imposed by Paragraph 2 hereof, Principal agrees that the Principal shall not solicit persons or entities who are customers or clients of First Muskogee and First Muskogee Bank at the date hereof or solicit employees of First Muskogee or First Muskogee Bank to seek employment with any person or entity except BOKF and its subsidiaries, whether, in either case, such solicitation is made within or without the area described in Paragraph 2 hereof.

        (e) Principal represents that Principal is entering into this Agreement in order to induce BOKF to enter into and consummate the Merger Agreement and acknowledges that the consideration received in the Merger is full and adequate consideration for the promises of Principal made herein.

(5) MISCELLANEOUS. The following miscellaneous provisions shall apply to this Agreement:

        (a)  This Agreement is made and executed in Tulsa County, Oklahoma.

        (b) This Agreement shall be subject to, and interpreted by and in accordance with, the laws of the State of Oklahoma (excluding the conflicts of law provisions thereof).

        (c) This Agreement is the entire agreement of the parties respecting the subject matter hereof. There are no other agreements, whether oral or written, respecting the subject matter hereof.

        (d) This Agreement may be executed in counterparts, each of which shall be deemed an original. This Agreement shall become effective only when all of the parties hereto shall have executed the original or a counterpart hereof. This Agreement may be delivered by facsimile transmission of an executed original or counterpart hereof.

        (e) In any action brought by a party hereto to enforce the obligations of any other party hereto, the prevailing party shall be entitled to collect from the opposing parties to such action such party's reasonable attorneys fees and costs (including court costs, reasonable fees of accountants and experts, and other expenses incidental to the action).

        (f) This is not a third party beneficiary contract. No person or entity other than an express party hereto shall have any rights hereunder.

        (g) This Agreement shall be binding upon the parties and their respective successors and assigns. The rights of the parties under this Agreement may not be assigned without the prior written consent of the parties hereto.




                              By
                                 ----------------------------------------------

                              BOK FINANCIAL CORPORATION

                              By
                                 ----------------------------------------------

                                  EXHIBIT 8.3
                                       TO
                                MERGER AGREEMENT

                             BOKF Counsel's Opinion

             [To be prepared by mutual agreement of counsel to BOKF
                        and counsel to First Muskogee.]

                                 EXHIBIT 9.1.3
                                       TO
                                MERGER AGREEMENT

                        EMPLOYMENT AGREEMENT EXCEPTIONS

        1. Deferred compensation plans are to remain in effect provided there is no incremental cost to First Muskogee Bank or BOKF.

        2.        Melody Diebold Contract.

        3. Termination of retirement and medical plans will involve potential routine cost to implement termination.